                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Materials Pursuant to Section240.14a-11(c) or Section240.14a-12

                                   ARM FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                         [LOGO]

                                                                  March 30, 1999

Dear Fellow Stockholder:

    You are cordially invited to attend the ARM Financial Group, Inc. 1999 Annual Meeting of the Stockholders, which will be held on Friday, May 14, 1999, in the Grand Ballroom of the Hyatt Regency Hotel, located at 320 West Jefferson Street, Louisville, Kentucky. The meeting will begin at 9:00 a.m. local time. Information relative to the matters to be voted upon at the meeting is in the formal notice of the meeting and proxy statement on the following pages.

    I hope that you will be able to attend the meeting, at which time we will take action on the items described in the proxy statement. I will then present a report on our operations and outlook for the future. Following the report, stockholders will have an opportunity to comment on or to inquire about the affairs of the Company that may be of general interest to stockholders.

    Even if you own only a few shares, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued support and interest in the Company.

                                       Sincerely,

                                               [SIGNATURE]

                                       Martin H. Ruby
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER

515 West Market Street
Louisville, Kentucky 40202-3319

                           ARM FINANCIAL GROUP, INC.

                             515 WEST MARKET STREET
                        LOUISVILLE, KENTUCKY 40202-3319

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 30, 1999

    ARM Financial Group, Inc., a Delaware corporation (the "Company"), will hold the 1999 Annual Meeting of the Stockholders (the "Annual Meeting" or "Meeting") on Friday, May 14, 1999, beginning at 9:00 a.m. local time, in the Grand Ballroom of the Hyatt Regency Hotel, located at 320 West Jefferson Street, Louisville, Kentucky, for the following purposes:

        1.  To elect three Directors, each for a term of three years; and

        2. To transact such other business as may properly come before the Meeting.

    The Board of Directors has set the close of business on March 18, 1999, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any meeting following adjournment thereof. A list of stockholders entitled to vote at this Meeting will be available for inspection at the Company's executive offices, located at 515 West Market Street, Louisville, Kentucky, between the hours of 9:00 a.m. and 4:00 p.m., for ten (10) days prior to the date of the Meeting, and will also be available at the Meeting.

    YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR VOTE WILL BE COUNTED.

                                       By Order of the Board of Directors,

                                                  [SIGNATURE]

                                       Patricia L. Tackett
                                       SECRETARY

                           ARM FINANCIAL GROUP, INC.

                             515 WEST MARKET STREET
                        LOUISVILLE, KENTUCKY 40202-3319

                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 14, 1999
                             ---------------------

GENERAL INFORMATION ABOUT THE MEETING

    These proxy materials are being furnished in connection with the solicitation by the Board of Directors of ARM Financial Group, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Company's 1999 Annual Meeting of the Stockholders (the "Annual Meeting" or "Meeting") and at any meeting following adjournment thereof. The Annual Meeting will be held on Friday, May 14, 1999, beginning at 9:00 a.m. local time, in the Grand Ballroom of the Hyatt Regency Hotel, located at 320 West Jefferson Street, Louisville, Kentucky. This Proxy Statement, Notice of Annual Meeting and accompanying form of proxy card are first being mailed to holders of the Company's Class A Convertible Common Stock (the "Common Stock") on or about March 30, 1999.

PURPOSE OF THE MEETING

    At the Annual Meeting, stockholders will be asked to elect three Directors, each for a term of three years, and to transact such other business as may properly come before the Meeting and any adjournment thereof. Information about each of the nominees for Director is provided on page 3.

STOCKHOLDERS ENTITLED TO VOTE

    Holders of the Common Stock at the close of business on March 18, 1999 (the "Record Date"), are entitled to receive this notice and to vote their shares at the Annual Meeting. On the Record Date, there were 23,825,768 shares of the Common Stock outstanding. Each share of the Common Stock is entitled to one vote on each matter properly brought before the Meeting.

QUORUM

    The presence, in person or by proxy, of the holders of a majority of the Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares of the Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

REQUIRED VOTE

    A plurality of the votes duly cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker "non-votes" are not counted for purposes of the election of Directors. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present in person or represented by proxy and entitled to vote is required to approve all other matters which may properly come before the Meeting.

VOTING OF PROXIES

    The vote of each stockholder is important. Since many stockholders are unable to attend the Meeting in person, it is necessary that a large number be represented by proxy. The submission of a signed proxy will not affect your right to attend, or to vote in person at, the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record, to be able to vote at the Meeting.

    All shares entitled to vote and represented by properly completed proxies received prior to the Meeting and not revoked will be voted at the Meeting in accordance with your instructions. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY COMPLETED PROXY, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. If any other matters are properly presented at the Meeting for consideration, including, among other things, a motion to adjourn the Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time of the preparation of this Proxy Statement, the Company did not anticipate that any other matters would be raised at the Meeting.

PROXIES FOR SAVINGS PLAN PARTICIPANTS

    If you participate in the ARM Financial Group, Inc. Savings Plan (i.e., the Company's 401(k) plan), you may direct the voting of the share equivalents credited to your account by instructing Fidelity Management Trust Company, the Trustee of the plan, to vote in accordance with your duly executed voting instruction card which is being mailed to plan participants with these proxy materials. The Trustee will vote the proportional interest credited to your account in accordance with your duly executed instructions. Under the terms of the plan, if your instructions are not received by the Trustee before May 10, 1999, the share equivalents credited to your account will not be voted. Plan participants who are also stockholders of record will receive a separate proxy card for voting their stock holdings.

REVOCATION OF PROXIES

    You may revoke your proxy at any time before it is exercised by writing to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy or by voting by ballot at the Meeting. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

CONFIDENTIALITY

    As a matter of Company practice, all proxies, ballots and tabulations that identify the vote of individual stockholders are kept confidential. These items are not seen by nor reported to the Company, except as necessary to meet legal requirements, in a contested proxy solicitation or where stockholders submit comments with their proxy.

COST OF PROXY SOLICITATION

    The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Common Stock.

                             ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes, currently consisting of three Directors each, whose terms expire at successive annual meetings. Three Directors will be elected at the Annual Meeting to serve for a three-year term expiring at the Company's annual meeting in the year 2002.

    The persons named in the enclosed proxy intend to vote such proxy for the election of each of the three nominees named below, unless you indicate that your vote should be withheld from any or all of them. Each nominee elected as a Director will continue in office until his successor has been duly elected and qualified or until the earliest of his death, resignation or retirement.

    The Board of Directors proposes that the following nominees, all of whom are currently serving as Directors of the Company, be re-elected as Directors at the Annual Meeting.

    NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING TO BE HELD IN THE YEAR
2002:

                                EDWARD D. POWERS
                                COLIN F. RAYMOND
                                 MARTIN H. RUBY

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

    The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated.

    Set forth below is the principal occupation and certain other information about the nominees and other Directors whose terms of office will continue after the Annual Meeting.

NOMINEES FOR TERMS EXPIRING IN 2002

    EDWARD D. POWERS, age 66, has been a Director of the Company since September 1994. Mr. Powers has been Chairman and Chief Executive Officer of Powers Holding Co., a holding company consisting of Curtis Electronics and Fire Brick Engineers, since 1993. He served as Chairman and Chief Executive Officer of Burnham Service Co. from 1989 through 1993. Prior to 1989, he served as Chairman and Chief Executive Officer of The Mueller Co. Mr. Powers also serves on the Board of Directors of Schneider National Inc. and Red Roof Inns Inc.

    COLIN F. RAYMOND, age 28, has been a Director of the Company since January 1997. He has been a Vice President of Morgan Stanley & Co. Incorporated, a financial services firm ("MS&Co."), since January 1999 and had been an Associate since April 1996. Previously, Mr. Raymond was an Associate with Wolfensohn & Co. from January 1995 to April 1996. Prior to that time, he had been an Associate in J.P. Morgan & Co.'s corporate finance division. Mr. Raymond also serves on the Board of several privately held companies.

    MARTIN H. RUBY, age 48, was named Chairman of the Board and Chief Executive Officer of the Company in February 1998. Prior to that time, he served as Co-Chairman of the Board and Co-Chief Executive Officer of the Company since its inception in July 1993. From March 1992 until November 1993, Mr. Ruby served as Co-Chief Executive Officer of Analytical Risk Management, Ltd. From May 1990 to January 1992, he was President and Managing Director of the ICH Capital Management Group of ICH Corporation and President of Constitution Life Insurance Company, the accumulation product subsidiary of ICH Corporation. From 1986 to 1989, Mr. Ruby was Chief Executive Officer and Managing Director of Capital Initiatives Corporation, a subsidiary of the former Capital Holding

Corporation. Mr. Ruby also held various other positions with Capital Holding Corporation from 1980 until 1986.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

    MICHAEL F. HOLLAND, age 54, has been a Director of the Company since September 1998. He has been Chairman of Holland & Co. L.L.C., a private investment firm, since its founding in 1995. Prior to founding Holland & Co., he served as General Partner of The Blackstone Group from 1994 to 1995. He served as Vice Chairman of Oppenheimer & Co., Inc. from 1992 to 1994, and Chairman and Chief Executive Officer of Salomon Brothers Asset Management, Inc. from 1989 to 1992. Mr. Holland also serves on the Board of The China Fund, Inc.

    MARK V. KAMINSKI, age 43, has been a Director of the Company since September 1998. He has been President and Chief Executive Officer of Commonwealth Industries, Inc. (formerly Commonwealth Aluminum Corporation), a leading manufacturer of alloy aluminum products, since April 1991. He served as Vice President and General Manager of Operations of Commonwealth Aluminum Corporation from 1989 to 1991, and as Industry Marketing Manager from 1987 until 1989. Mr. Kaminski also serves on the Board of Commonwealth Industries, Inc. and the Indiana University Athletics Board.

    IRWIN T. VANDERHOOF, age 71, has been a Director of the Company since November 1993. Mr. Vanderhoof has been a Clinical Professor of Finance at the Stern School of Business at New York University since 1989, and has been the Principal of Actuarial Investment Consulting since 1987. Prior to 1987, Mr. Vanderhoof was the Chief Actuary and Chief Investment Officer for the individual lines of business of The Equitable Life Assurance Company of the United States.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

    DAVID F. BABBEL, age 49, has been a Director of the Company since September 1998. He has been a Professor of Insurance, Risk Management and Finance at The Wharton School, University of Pennsylvania since 1985. He has also served as a Principal at Law and Economics Consulting Group, Inc., a leading economic consulting firm, since 1993. From 1978 to 1985, Mr. Babbel was Assistant Professor at The Haas School of Business, University of California, Berkeley. In 1995, he served as Senior Financial Economist in the Financial Sector Development Department of the World Bank. He also served as a Strategist for Frank Russell, Co. from 1993 to 1994 and an Insurance Strategist for Goldman, Sachs & Co. from 1986 to 1992.

    DUDLEY J. GODFREY, JR., age 73, has been a Director of the Company since February 1994. He has been a Senior Shareholder in the law firm of Godfrey & Kahn, S.C., Milwaukee, Wisconsin, since 1957. Mr. Godfrey serves on the Board of Directors of Manpower, Inc., Clarcor, Inc. and other closely and privately held corporations.

    JOHN R. LINDHOLM, age 50, has been a Director of the Company since April 1998. He has served as President--Retail Business Division of the Company since January 1997. He had been Executive Vice President and Chief Marketing Officer of the Company since July 1993. Until November 1993, he served as the Chief Marketing Officer of Analytical Risk Management, Ltd., a position he held since March 1992. From June 1990 to February 1992, Mr. Lindholm was Chief Marketing Officer and Managing Director of the ICH Capital Management Group of ICH Corporation. From 1980 to 1990, he was employed by the former Capital Holding Corporation, first as Vice President--Compensation and Benefits, then as Chief Marketing Officer and Managing Director of its Accumulation and Investment Group. Mr. Lindholm is also Chairman of the Board of The Legends Fund, Inc.

                           GOVERNANCE OF THE COMPANY

BOARD OF DIRECTORS

    The business, property and affairs of the Company are managed under the direction of the Board of Directors. It establishes the overall policies and standards for the Company and reviews the performance of management. The Board of Directors meets on a regularly scheduled basis. In addition, management confers frequently with the Directors apart from regularly scheduled Board and committee meetings. During 1998, the Board met on six occasions, and the committees held a total of ten meetings. Each Director attended at least 75% of all Board and committee meetings held in 1998 during the period that he was a Director and committee member.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established three standing committees and has assigned certain responsibilities to each.

    AUDIT COMMITTEE. The Audit Committee is comprised of Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as committee members. The Audit Committee's primary responsibilities are to (i) recommend the appointment of independent accountants and approve independent audit fees; (ii) review the arrangements for and scope of the audit by the independent accountants; (iii) review the Company's quarterly and annual financial statements, audit results and reports, and review any proposed corrective actions; (iv) review material changes in accounting policies and financial reporting practices and material developments in financial reporting standards; (v) consider the adequacy of the Company's system of controls and policies, including those covering conflicts of interest and business ethics; (vi) evaluate reports of actual or threatened litigation; and
(vii) examine improprieties or suspected improprieties, with the authority to retain outside counsel or experts. Messrs. Babbel, Godfrey, Holland, Kaminski, Powers and Vanderhoof are the current members of the Audit Committee, which met five times during 1998.

    COMPENSATION COMMITTEE. The Board of Directors has established a Compensation Committee comprised of Directors who are not current or former employees of the Company and who qualify as "non-employee directors" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" for purposes of 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee is responsible for making determinations with respect to salaries and bonuses payable to the Company's executive officers and administering its incentive compensation plans. The Compensation Committee has the authority to engage independent compensation consultants to assist in developing and periodically assessing the Company's executive compensation program. Messrs. Kaminski, Powers and Raymond are the current members of the Compensation Committee. During 1998, the Compensation Committee met four times.

    NOMINATING COMMITTEE. The functions of the Nominating Committee include the consideration of the size and composition of the Board, review and recommendation of individuals for election as Directors of the Company, review of criteria for selecting Directors, review and recommendation of the roles and responsibilities of all committees of the Board, and recommendation of candidates for membership on each of the committees. Nominees to the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. In carrying out its responsibilities for recommending candidates to fill vacancies on the Board and in recommending a slate of Directors for election by the stockholders at the annual meetings, the Nominating Committee will consider candidates suggested by other Directors, employees and stockholders. The current members of the Nominating Committee are Messrs. Holland, Raymond and Vanderhoof. The Nominating Committee held one meeting during 1998.

COMPENSATION OF DIRECTORS

    Directors who are not officers or employees of the Company or any of its subsidiaries currently receive an annual retainer of $20,000 plus $1,000 per Board meeting attended and reimbursement of meeting expenses. Non-employee Directors who also serve as Directors of National Integrity Life Insurance Company, an indirect subsidiary of the Company, receive $10,000 annually plus $1,000 per Board meeting attended and the expenses of attendance (unless such meeting is held on the same day as a Board meeting of the Company in which case the non-employee Directors receive a total of $1,000, plus expenses of attendance at the concurrent meetings.) Additionally, non-employee Directors receive $1,000 for each committee meeting attended if the meeting is held on a day other than the day of the respective Board meetings or other committee meeting. Directors who are also employees of the Company receive no additional compensation for serving on the Board.

    In 1998, the Company's stockholders approved the 1998 Non-Employee Director Stock Option Plan (the "Director Plan") to provide an equity component to the Directors' annual compensation and thereby more closely align their interests with those of the Company's stockholders. Under the Director Plan, each non-employee Director is automatically awarded, upon his appointment to the Board or on the date the Director becomes eligible to participate in the Director Plan, a non-discretionary grant of 10,000 options at an exercise price equal to the fair market value of the Company's Common Stock on the date of the award. The options generally vest and become exercisable in equal installments of 25% annually and have a ten-year term. Thereafter, at each annual meeting of the stockholders, non-employee Directors who continue to serve after such annual meeting (other than a Director who may have received an initial grant of 10,000 options at such meeting or during the period following the previous annual meeting) will receive an additional option to purchase 2,000 shares of Common Stock at the then current market price.

    In order to compensate the non-employee Directors who were already serving on the Board at the time the Director Plan was adopted, in 1998 Messrs. Godfrey, Powers and Vanderhoof were each awarded an option to purchase 10,000 shares at an exercise price equal to the fair market value on the date of grant. These options are fully vested in recognition of their long tenure as Directors of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

    The Compensation Committee is responsible for establishing the Company's executive compensation principles and administering the policies and programs that govern both annual compensation and stock ownership programs. This includes each element described below, the measurements used to make payments of awards under the Company's incentive plans and the overall effectiveness of the program.

    At least annually, the Committee meets to review the Company's prior year performance against corporate goals set at the start of the year, to evaluate executive compensation in light of performance against those objectives, to assess competitive compensation levels, and to consider goals for the new year in conjunction with the full Board of Directors. The Compensation Committee is periodically advised by an external compensation consultant to ensure that the executive compensation levels are competitive and consistent with industry standards.

    This report of the Compensation Committee addresses the components of the Company's executive compensation program as applied during 1998 to the top seven members of the senior leadership team including the Chief Executive Officer. All actions and recommendations of the Compensation Committee during 1998 were ratified or approved by the full Board of Directors where such action or recommendation required Board approval.

EXECUTIVE COMPENSATION COMPONENTS

    The key components of the Company's compensation program are base salary, a performance based annual bonus and periodic grants of stock options. The goals of the compensation program are (i) to attract and retain the best and most experienced executives; (ii) to compensate executives based on both corporate and individual performances; and (iii) to integrate executive and stockholder interests by means of equity, risk-based compensation. This approach best serves the interests of stockholders by ensuring that the members of the management team who are essential to the Company's success are compensated in a manner that advances both the short and long-term interests of stockholders. Thus, compensation for the executive officers involves a high proportion of pay that is at risk; i.e., the performance based annual bonus (which permits individual performance to be recognized on an annual basis, and which is based, in part, on an evaluation of the contribution made by the executive officer to Company performance) and stock options (which directly correlates a significant portion of the executive officer's long-term remuneration to stock price appreciation realized by the Company's stockholders).

BASE SALARY

    The purpose of base salary is to motivate and retain the key talent the Company needs to be a market leader in a highly competitive industry by providing a base level of income that recognizes the market value of the position. The executive officers are paid salaries in line with their responsibilities and market levels of compensation for comparable positions in companies of relevant size and business profile. These salaries are targeted in the middle range of the relevant market, with adjustments as appropriate to reflect the individual's performance and experience. Each year, the Committee reviews the base salary of the Chief Executive Officer, and in consultation with the Chief Executive Officer, reviews the base salaries of the other executive officers. Based on individual performance and impact on the Company's performance, as well as competitive pay levels, the Committee determines whether an adjustment to base salary is warranted for each executive in accordance with the terms of their respective employment agreements.

    Salary increases for the executive officers generally range from 0% to 15%, taking into account individual performance, competitive positioning, the salary increase guidelines and the Chief Executive Officer's recommendations. The results of the 1998 salary increases are reflected in the Summary Compensation Table on page 11.

ANNUAL BONUS

    The annual bonus component of incentive compensation is designed to reward executive officers for achieving specific financial and strategic goals. To implement this element of executive compensation, the Company adopted the Incentive Compensation Plan (the "Incentive Compensation Plan") in June 1994, which is a performance based compensation plan intended to further motivate and award executive officers (as well as all other employees of the Company) by directly linking cash bonuses to specific individual and Company performance targets.

    In 1998, the Company amended the Incentive Compensation Plan in order to more directly tie the incentive compensation for the executives to the Company's earnings on a GAAP basis. Previously, bonuses under the Incentive Compensation Plan had been based on the Company's consolidated statutory after-tax operating income.

    Under the Incentive Compensation Plan, a targeted bonus pool is established by the Board in the first quarter of each year. The general guidelines used to calculate the bonus pool amount are based upon pre-determined targets for the Company's return on average equity (expressed as percentages) multiplied by the sum of all budgeted bonus amounts established for each employee of the Company during the calendar year. Following year end, the Committee meets to determine the exact amount of the bonus pool for the calendar year. In accordance with a payout matrix adopted by the Board at the time the target bonus is established, the target bonus pool is adjusted upward or downward depending upon the Company's actual return on average equity. The Committee retains the discretion to further reduce or increase the bonus pool amount taking into account such qualitative factors as, among other things, quality of earnings, attaining target profit margins on new business sold, and meeting sales projections as outlined in the Company's annual business plan.

    The targeted bonus award for each executive is expressed as a percentage of base salary (generally ranging from 60% to 85%) determined by the Committee at the beginning of each year based upon the individual's position, the assessment of such individual's contribution in such position and competitive pay. The actual amount an executive receives depends on the Chief Executive Officer's recommendation (for executives other than himself), the Committee's assessment of the executive's performance during the year, the Company's return on average equity and the qualitative factors described above.

    Having achieved the Company's target for return on average equity, the bonus pool for 1998 was fully funded. However, individual performances varied, and bonuses were awarded at, above or below target levels accordingly, as reported in the Summary Compensation Table.

STOCK OPTIONS

    Stock option awards directly tied to the performance of the Company's stock are a key element of the Company's compensation program. The Company's stock option plans enable executives and other key employees to develop and maintain an equity interest in the Company thereby creating a direct link between executive compensation and stockholder return. Stock options have been granted periodically to executives and key employees at all levels of the Company. The specific number of options granted has been based upon evaluation of the relative contribution or anticipated contribution of each eligible individual to overall Company performance. The options become exercisable based on continued employment with the Company and generally remain exercisable for a period of ten years. The ultimate value of the options, if any, depends on the extent to which the Company's Common Stock appreciates in market value.

    During 1998, options to purchase an aggregate of 475,750 shares of the Common Stock were awarded to the Company's executive officers and to a large number of key employees under the 1997 Equity Incentive Plan (the "Equity Incentive Plan"). The awards for the executive officers were made after a review of prior option grants, individual performance evaluations and relative contributions. The stock options were granted at fair market value on the date of grant and are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, to the extent permitted by law. The options provide for vesting in equal installments of 25% annually and expire ten years from the date of grant. The awards to the executive officers represented approximately 47% of the total options granted in 1998 and approximately 1% of the Common Stock outstanding at the end of 1998.

    Historically, stock option awards were made pursuant to the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, a maximum of 2,428,640 shares of Common Stock were reserved for issuance upon the exercise of options. The Stock Option Plan was structured such that upon completion of the Company's initial public offering of its Common Stock in May 1997 (the "Initial Public Offering"), all options that had been reserved for issuance under the Stock Option Plan, but not yet awarded were allocated pro rata to the existing participants in the Stock Option Plan with the exercise prices, vesting schedules and remaining terms of such options being the average weighted exercise prices, vesting percentages and terms of the options previously held by such participants. As a result of this allocation, all options available for grant under the Stock Option Plan have been awarded and, accordingly, there are no further options available for grant under this plan. However, in the event that options expire or are surrendered or forfeited by participants without being exercised (i.e., unvested or unexercised options foregone following a participant's resignation or termination of employment with the Company), the options are re-allocated in the manner described above. This pro rata allocation of options occurs automatically without any other Board or Compensation Committee action.

    This feature of the Stock Option Plan was designed to reward those executives and other employees of the Company who were instrumental during the Company's start-up and for their contributions towards the successful completion of the Initial Public Offering. The Compensation Committee does not consider these allocations to be a part of the current components of the executive compensation program. Although, the Committee recognizes that the allocations do in fact further promote the alignment of management's financial interests with long-term stockholder value. In 1998, a total of 55,723 options were allocated to the executive officers as a result of options having been forfeited.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In 1998, the Company's most highly compensated officer was Martin H. Ruby, Chairman of the Board and Chief Executive Officer. Mr. Ruby assumed the role of Chairman of the Board and Chief Executive Officer in February 1998 following the announcement of John Franco's retirement. Messrs. Ruby and Franco had served as Co-Chairmen of the Board and Co-Chief Executive Officers of the Company since the Company's inception in July 1993.

    In March 1998, Mr. Ruby's base salary was increased from $416,000 to $500,000 which represents a 20% increase from his 1997 salary. This change was made in recognition of his new role as Chairman and Chief Executive Officer and his assumption of additional responsibilities associated with managing a fully independent public company. In determining the base salary increase, the Committee considered salary information for the chief executive officers of other companies in the insurance and annuity industries and companies of comparable size and profile. Mr. Ruby's base salary, as adjusted, is consistent with the Company's salary guidelines and the base salaries of chief executive officers in the comparison surveys.

    In order to further recognize Mr. Ruby's new position and to provide him with additional long-term incentives to improve the Company's financial performance, Mr. Ruby was awarded 60,000 stock options. The options were awarded in April 1998 at an exercise price of $22.53 per share representing the fair market value of the Common Stock on the date of grant. The options vest in 25% increments annually and have a ten-year term.

    In determining Mr. Ruby's annual bonus for 1998, the Committee considered his individual contribution towards the attainment of the Company's performance objectives, including specified revenue and profit targets for the Company. This review included a detailed analysis of the short and long-term financial results as well as progress towards the Company's strategic objectives. In light of the Committee's overall assessment of his performance, Mr. Ruby was paid a bonus in the amount of $350,000.

    As noted above, Mr. Franco was Co-Chairman of the Board and Co-Chief Executive Officer of the Company until his retirement in February 1998. In 1998, the Company made severance and other payments to Mr. Franco in accordance with a negotiated retirement agreement. These amounts are fully discussed under the heading "Employment Agreements and Change in Control Arrangements."

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Code, enacted in 1993 and applicable to the Company, generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer and four other most highly compensated executive officers. Presently, because of the application of certain transition rules applicable to a newly public company, the Company does not expect any of the executive officers' compensation to be subject to the deductibility limit. The Company's goal is to structure compensation awards for covered executives that will be fully deductible where doing so will further the purposes of the Company's executive compensation program to the extent deemed appropriate.

CONCLUSION

    Overall, the Compensation Committee believes the Company's executive compensation program effectively serves the interests of the stockholders. The components of the compensation program are appropriately balanced to provide increased motivation for the executive officers to optimize the profitability and growth of the Company, thereby enhancing the value of the Company for the benefit of the stockholders.

                                       THE COMPENSATION COMMITTEE

                                       Mark V. Kaminski, CHAIRMAN
                                       Edward D. Powers
                                       Colin F. Raymond

    THE PRECEDING "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, Messrs. Powers and Raymond served as the members of the Compensation Committee, with Mr. Kaminski joining the Committee in December 1998. None of the members of the Compensation Committee were officers or employees of the Company or had any relationship with the Company requiring disclosure under the regulations promulgated by the Securities and Exchange Commission (the "SEC").

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY TABLE

    The following table sets forth information about the compensation of the Chief Executive Officer, the former Co-Chief Executive Officer, and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered to the Company during the years ended December 31, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                                      --------------
                                                                                        SECURITIES
                                                          ANNUAL COMPENSATION           UNDERLYING
                                                    -------------------------------      OPTIONS             ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR  SALARY ($)(1)   BONUS ($)   GRANTED (#)(2)    COMPENSATION ($)(3)
--------------------------------------------------  ----  -------------   ---------   --------------   ----------------------
Martin H. Ruby (4)................................  1998    $486,000      $350,000        86,135            $   24,300
  Chairman of the Board and Chief                   1997    $413,333      $314,000       205,015            $   20,667
  Executive Officer                                 1996    $400,000      $314,000        49,420            $   20,000
John R. Lindholm..................................  1998    $327,000      $225,000        57,342            $   16,350
  President--Retail Business Division               1997    $310,000      $234,000       102,430            $   15,500
                                                    1996    $300,000      $185,000        14,120            $   15,000
David E. Ferguson.................................  1998    $299,167      $210,000        37,636            $   14,958
  President--ARM Technology Group                   1997    $288,250      $188,500        68,576            $   14,412
                                                    1996    $279,500      $170,000            --            $   13,975
Edward L. Zeman...................................  1998    $230,472      $125,000        23,059            $   11,524
  Executive Vice President and Chief                1997    $206,667      $124,800        13,743            $   10,333
  Financial Officer                                 1996    $200,000      $105,000            --            $   75,151(5)
Dennis L. Carr....................................  1998    $218,000      $160,000        14,644            $   10,900
  Executive Vice President and Chief                1997    $206,667      $120,000        32,858            $   10,333
  Actuary                                           1996    $200,000      $ 67,600            --            $   10,000
John Franco (6)...................................  1998    $ 55,200            --            --            $1,501,712
  Retired Co-Chairman of the Board and              1997    $413,333      $314,000       205,015            $   20,667
  Co-Chief Executive Officer                        1996    $400,000      $314,000        49,420            $   20,000

------------------------------
FOOTNOTES

(1) Includes amounts contributed by each of the Named Executive Officers to the Company's deferred compensation plans.

(2) All stock option awards are for shares of the Common Stock. The options granted in 1997 and 1998 include options that were allocated under the terms of the Stock Option Plan in connection with the Initial Public Offering or allocated as a result of options having been surrendered or forfeited without being exercised in full. These allocations are discussed in further detail under the Compensation Committee Report on Executive Compensation.

(3) Except as otherwise noted, the amounts presented in this column for all other compensation paid to the Named Executive Officers in 1998 represent matching contributions made by the Company under the ARM Financial Group, Inc. Savings Plan and the ARM Financial Group, Inc. Nonqualified Savings Plan.

(4) Mr. Ruby was named Chairman of the Board and Chief Executive Officer in February 1998, having served as Co-Chairman of the Board and Co-Chief Executive Officer since July 1993.

(5) The amount shown includes $65,151 of reimbursement for certain relocation expenses consistent with the Company's practice for similarly situated employees.

(6) Mr. Franco retired as Co-Chairman of the Board and Co-Chief Executive Officer of the Company in February 1998. The amounts shown represent certain payments made to Mr. Franco in accordance with his retirement agreement. Under the agreement, Mr. Franco received payment of $18,400 for accrued vacation days, $3,312 in matching contributions made by the Company under the deferred compensation plans, $832,000 representing an amount equal to base salary for the period January 1, 1999 through the second anniversary of his retirement date, and $648,000 representing potential bonus payments that he would have otherwise earned during 1998 and 1999. Refer to the section under "Employment Agreements and Change in Control Arrangements" for more information on compensation paid to Mr. Franco upon his retirement.

OPTION GRANTS

    The following table shows all grants of options to the Named Executive Officers in 1998 and the potential realizable value of such option grants:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS (1)(2)
                                ---------------------------------------------------------------
                                               PERCENT OF                                         POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF       TOTAL                                               ASSUMED ANNUAL RATES OF
                                SECURITIES      OPTIONS                                            STOCK PRICE APPRECIATION FOR
                                UNDERLYING     GRANTED TO    EXERCISE     MARKET                         OPTION TERM (3)
                                  OPTIONS      EMPLOYEES     PRICE PER   PRICE PER   EXPIRATION   ------------------------------
NAME                            GRANTED (#)   IN 1998 (%)    SHARE ($)   SHARE ($)      DATE       0% ($)    5% ($)    10% ($)
------------------------------  -----------   ------------   ---------   ---------   ----------   --------  --------  ----------
Martin H. Ruby................       5,592(4)     1.01%       $11.14      $19.375(5)  11/26/03    $ 46,050  $ 75,953  $  112,249
                                    15,844(4)     2.86%       $12.18      $ 20.28(5)   6/14/05    $128,336  $259,112  $  433,266
                                     4,699(4)     0.85%       $12.18      $ 20.28(5)   1/01/06    $ 38,062  $ 83,518  $  147,080
                                    60,000(6)    10.84%       $22.53      $ 22.53      4/20/08          --  $850,282  $2,154,769

John R. Lindholm..............       2,876(4)     0.52%       $11.14      $19.375(5)  11/26/03    $ 23,684  $ 39,063  $   57,730
                                     8,124(4)     1.47%       $12.20      $ 20.28(5)   6/14/05    $ 65,642  $132,697  $  221,994
                                     1,342(4)     0.24%       $12.20      $ 20.28(5)   1/01/06    $ 10,843  $ 23,825  $   41,978
                                    45,000(6)     8.13%       $22.53      $ 22.53      4/20/08          --  $637,712  $1,616,077

David E. Ferguson.............       1,997(4)     0.36%       $11.14      $19.375(5)  11/26/03    $ 16,445  $ 27,124  $   40,086
                                     5,639(4)     1.02%       $12.24      $ 20.28(5)   6/14/05    $ 45,338  $ 91,882  $  153,864
                                    30,000(6)     5.42%       $22.53      $ 22.53      4/20/08          --  $425,141  $1,077,385

Edward L. Zeman...............       2,550(4)     0.46%       $11.91      $ 20.28(5)   9/01/05    $ 21,344  $ 42,391  $   70,420
                                       509(4)     0.09%       $11.91      $ 20.28(5)   1/01/07    $  4,260  $  9,948  $   18,278
                                    20,000(6)     3.61%       $22.53      $ 22.53      4/20/08          --  $283,427  $  718,256

Dennis L. Carr................         959(4)     0.17%       $11.14      $19.375(5)  11/26/03    $  7,897  $ 13,026  $   19,250
                                     2,685(4)     0.49%       $12.24      $ 20.28(5)   6/14/05    $ 21,587  $ 43,749  $   73,262
                                    11,000(6)     1.99%       $22.53      $ 22.53      4/20/08          --  $155,885  $  395,041

John Franco...................          --

------------------------------

FOOTNOTES

(1) With the consent of the Compensation Committee, options awarded pursuant to the Stock Option Plan and Equity Incentive Plan (other than options that are intended to qualify as "incentive stock options" pursuant to Section 422 of the Code) may be transferred without value to a participant's family members or to one or more trusts established for the benefit of such family members.

(2) Under the Stock Option Plan and Equity Incentive Plan, in the event a participant's employment is terminated because of death or permanent disability, the participant's options will become 50% vested if the options were less than 50% vested at the time of such termination. All unvested options will immediately vest upon termination of the participant's employment for "good reason" or a "change in control" of the Company as described herein under the heading "Employment Agreements and Change in Control Arrangements."

(3) Amounts for the Named Executive Officers shown under the "Potential Realizable Value" columns above have been calculated by multiplying the market price of the Common Stock on the respective dates of grant by the annual appreciation rates shown (compounded annually for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. Such amounts are calculated based on the requirements promulgated by the SEC and are not intended to forecast future price appreciation of the Common Stock.

(4) These options were allocated in accordance with the terms of the Stock Option Plan as a result of options having been surrendered or forfeited. Under the Stock Option Plan, in the event that options expire or are surrendered or forfeited by participants without being exercised, the options are re-allocated pro rata to the remaining participants in the Stock Option Plan. The exercise prices, vesting schedules and remaining option terms applicable to allocated options are the average weighted exercise prices, vesting percentages and option terms of the options previously held by such participants.

(5) Represents the average weighted values of the market price of the Company's Common Stock on the respective dates the options were allocated.

(6) This grant of options was made on April 20, 1998, pursuant to the Equity Incentive Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of the award. The options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, to the extent permitted by law. The options generally vest 25% each year beginning on the first anniversary date of the grant date and have a ten-year term.

OPTION EXERCISES AND VALUES AT YEAR-END

    The following table provides information on options exercised by each of the Named Executive Officers during 1998, and the value of such officer's unexercised options at year-end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES                    IN-THE-MONEY
                             SHARES                             UNDERLYING UNEXERCISED                 OPTIONS AT FISCAL
                           ACQUIRED ON                      OPTIONS AT FISCAL YEAR-END (#)              YEAR-END ($)(2)
                            EXERCISE          VALUE        ---------------------------------   ---------------------------------
NAME                           (#)       REALIZED ($)(1)     EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-------------------------  -----------   ---------------   ---------------   ---------------   ---------------   ---------------
Martin H. Ruby...........         --               --          514,351           190,515         $5,511,676        $1,308,357
John R. Lindholm.........     50,000       $  498,625          208,187           102,795         $2,217,446        $  577,809
David E. Ferguson........     50,000       $  500,094          123,965            62,151         $1,316,456        $  319,822
Edward L. Zeman..........         --               --           23,268            40,362         $  239,233        $  209,120
Dennis L. Carr...........         --               --           83,320            26,310         $  895,217        $  152,296
John Franco..............    497,374       $4,795,168               --           121,357(3)              --        $1,216,708

------------------------------

FOOTNOTES

(1) The value realized represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

(2) In accordance with the SEC's rules, the value of unexercised in-the-money options is calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $22.1875, the closing price of the Common Stock as reported on the New York Stock Exchange (the "NYSE") on December 31, 1998. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

(3) Following his retirement, Mr. Franco's unvested options continued to vest and became exercisable in accordance with the terms of his retirement agreement and the Stock Option Plan as more fully described herein under the section on "Employment Agreements and Change in Control Arrangements."

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    In keeping with its philosophy of retaining key executives, on March 1, 1999, the Company entered into employment agreements with seven executive officers, including Messrs. Ruby, Lindholm, Ferguson, Zeman and Carr. These agreements terminate and replace all prior employment agreements and change in control arrangements with the executives. The term of each agreement continues through March 1, 2002, and is automatically extended for additional one-year periods unless either party gives written notice of its intent to terminate the agreement at least 180 days prior to the expiration of the then effective term.

    Each employment agreement specifies an initial base salary level which may be increased by the Compensation Committee at any time, but not decreased, and provides for participation in the Company's bonus plan, employee benefits and other perquisites available. The initial base salaries for Messrs. Ruby, Lindholm, Ferguson, Zeman and Carr are $500,000, $330,000, $330,000, $235,000
and $230,000, respectively.

    The benefits provided by the employment agreements include, to the extent each executive is eligible, any plans, programs or arrangements of the Company providing for retirement benefits, incentive compensation, profit sharing, bonuses, disability benefits, health, dental and life insurance, or vacation and paid holidays. The executives will also receive indemnification from the Company to the fullest extent permitted by Delaware law and the Certificate of Incorporation and By-Laws of the

Company as currently in effect, and the Company will procure and maintain insurance policies, to the extent reasonably available, for the benefit of its Directors and officers, including the executives.

    Generally, the employment agreements provide that, upon a termination or non-renewal of the executive's employment by the Company without "cause" or a resignation for "good reason," the executive will receive severance pay in an amount equal to two times the sum of (A) the executive's base salary and (B) the greater of (i) the percentage of the executive's actual earnings used to calculate the bonus paid to the executive in the year preceding termination of employment multiplied by the base salary or (ii) the average of the bonuses paid to the executive over the last three years preceding the termination or resignation. The executive will also be entitled to receive a pro rata portion of any bonus paid for the year of termination equal to the greater of (i) the percentage of the executive's actual earnings used to calculate the bonus paid to the executive in the year preceding the termination of employment multiplied by the base salary or (ii) the average of bonuses paid to the executive over the last three years preceding the termination or resignation, multiplied by a fraction where the numerator is the number of days during the year that the executive was employed by the Company and the denominator is 365. Severance pay will be subject to each executive's compliance with certain restrictive covenants.

    If a "change in control" of the Company occurs, the executive may terminate his employment upon 30 days written notice during the 30-day period following the 18-month period after the occurrence of the "change in control." In the event of such a termination, the executive will be entitled to receive all of the benefits described above.

    In the event an executive's employment is terminated by the Company for "cause" or the executive resigns without "good reason," he will only be entitled to receive base salary through the relevant date of termination or resignation of employment. If the executive dies or is permanently disabled, he (or his beneficiary or estate in the event of his death) will be entitled to receive base salary and benefits (including a pro rata cash bonus for the year of death or disability) for the period ending on the date of death or, in the case of disability, through the later of the date of termination or the date on which the executive commences to receive disability benefits.

    Under the employment agreements, "good reason" for leaving includes, among other things, a termination by the executive following a material diminution of the executive's responsibilities or position, reduction in the executive's base salary, the failure of a successor to the Company to expressly assume obligations under the agreements, or the failure to fully compensate the executive for any increase in cost of living associated with the Company's relocation of the executive's place of employment. Termination for "cause" includes certain unlawful acts on the part of the executive or a material violation of his responsibilities to the Company resulting in material injury to the Company.

    For purposes of the employment agreements, a "change in control" generally will have occurred when (A) any person becomes the beneficial owner of 51% or more of either (i) the then outstanding shares of the Common Stock or (ii) the combined voting power of the Company's then outstanding voting securities, (B) a change in the majority of the composition of the Board (unless approved by the incumbent board), (C) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 51% of the combined voting power of the Company or such surviving entity or a parent thereof outstanding immediately after such merger or consolidation, or (D) the stockholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    The Company formerly maintained an employment agreement with Mr. Franco. Mr. Franco retired as Co-Chairman of the Board and Co-Chief Executive Officer of the Company and as an employee of the Company in February 1998. The employment agreement with Mr. Franco was superceded by an agreement pursuant to which Mr. Franco received (i) $314,000 as a bonus for services rendered during 1997; (ii) $416,000 in base salary for 1998, paid in accordance with the Company's standard payroll practices; (iii) a lump sum of $832,000 on January 1, 1999, representing an amount equal to base salary for the period January 1, 1999 to the second anniversary of Mr. Franco's retirement date; (iv) $648,000 on January 1, 1999, representing potential bonus payments that Mr. Franco would have otherwise earned during fiscal years 1998 and 1999; (v) payment for accrued vacation days; and (vi) accrued benefits under the Company's retirement plans. Options that had been granted to Mr. Franco under the Stock Option Plan continued to vest and were exercisable in accordance with the vesting schedule in his agreement and the Stock Option Plan as if he had remained in the employ of the Company; provided, that all options that were not vested on January 1, 1999, vested and became exercisable on such date.

STOCK OPTION PLAN

    Under the Stock Option Plan, the exercisability of the options will be accelerated upon the occurrence of certain specified events, including, without limitation, a "change in control" or a sale by the Company of all or substantially all of its business to a third party. For purposes of the Stock Option Plan, a "change in control" means the acquisition of equity securities of the Company, directly or indirectly, through a merger or otherwise, in a single transaction or a series of transactions, by a person, entity or group that is not, directly or indirectly, in control of, controlled by, or under common control with the Company, or certain private equity funds sponsored by MS&Co. (the "Morgan Stanley Stockholders"), entitling such person, entity or group to elect a majority of the members of the Board of Directors.

EQUITY INCENTIVE PLAN

    In the event of a "change in control" under the Equity Incentive Plan, and except as the Compensation Committee (as constituted prior to such change in control) may expressly provide otherwise, all stock options then outstanding will become fully exercisable as of the date of the change in control, whether or not then exercisable. In the case of a "change in control" involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation or (B) becomes a wholly owned subsidiary of the surviving entity or a parent thereof, each outstanding stock option granted under the Equity Incentive Plan and not exercised will be converted into an option to acquire common stock of the surviving entity or its parent, which option will have substantially the same terms and conditions as originally provided, with appropriate adjustments as to the number and kind of shares and exercise prices. Under the Equity Incentive Plan, a "change in control" is deemed to have occurred upon the same events as described above under the section entitled "Employment Agreements" provided, however, that for options granted before February 22, 1999, a "change in control" will have occurred under such definition if a person becomes the beneficial owner of 20% (rather than 51%) or more of either (i) the then outstanding shares of the Common Stock or (ii) the combined voting power of the Company's then outstanding voting securities.

                               PERFORMANCE GRAPH

    The graph below provides an indicator of cumulative total return for the Company's Common Stock as compared with the S&P 500 Stock Index and the S&P 500 Insurance (Life/Health) Index weighted by market value at each measurement point. This graph covers the period of time beginning June 19, 1997, when the Company's Common Stock first began trading following its Initial Public Offering, through December 31, 1998. The graph assumes an investment of $100 in the Common Stock and in each Index on June 19, 1997, and the reinvestment of all dividends. The line graph is not intended to be indicative of future stock performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      COMPARISON OF CUMULATIVE TOTAL RETURN

                                                                                     S&P 500
                                                                      S&P 500      Insurance
                                                     ARM Financial      Stock  (Life/Health)
                                                       Group, Inc.      Index          Index
19Jun97                                                    $100.00    $100.00        $100.00
Jun97                                                      $101.27    $ 98.49        $ 96.00
Sep97                                                      $120.69    $105.87        $ 98.62
Dec97                                                      $133.81    $108.91        $ 98.45
Mar98                                                      $116.79    $124.10        $112.07
Jun98                                                      $112.57    $128.20        $105.55
Sep98                                                      $ 90.56    $115.45        $128.28
Dec98                                                      $113.41    $140.03        $151.30

                               TOTAL RETURN INDEX
                                (QUARTER ENDING)

                                                     BASE
                                                    PERIOD
COMPANY/INDEX                                       19JUN97    JUN97    SEP97    DEC97    MAR98    JUN98    SEP98    DEC98
--------------------------------------------------  -------   -------  -------  -------  -------  -------  -------  -------
ARM FINANCIAL GROUP, INC..........................   $100     $101.27  $120.69  $133.81  $116.79  $112.57  $ 90.56  $113.41
S&P 500 STOCK INDEX...............................   $100     $ 98.49  $105.87  $108.91  $124.10  $128.20  $115.45  $140.03
S&P 500 INSURANCE (LIFE/HEALTH) INDEX.............   $100     $ 96.00  $ 98.62  $ 98.45  $112.07  $105.55  $128.28  $151.30

    THE PRECEDING "PERFORMANCE GRAPH" AND RELATED DISCLOSURE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth information as of the Record Date concerning the beneficial ownership of the Company's Common Stock for (i) each incumbent Director and each of the nominees for Director; (ii) the executive officers named in the Summary Compensation Table; and (iii) all Directors and executive officers of the Company as a group. Except as otherwise noted, each of the stockholders has sole voting and investment power with respect to the shares shown in the table, exercised solely by the named person or shared with a spouse.

                                                                                         OPTIONS
                                                                   AMOUNT AND NATURE   EXERCISABLE       PERCENT OF
                                                                     OF BENEFICIAL       WITHIN            SHARES
NAME                                                               OWNERSHIP (#)(1)    60 DAYS (2)   OUTSTANDING (%)(3)
-----------------------------------------------------------------  -----------------   -----------   ------------------
Martin H. Ruby...................................................         225,582(4)      542,747           3.15%
John R. Lindholm.................................................          25,461         223,264           1.03%
David E. Ferguson................................................              --         131,465         *
Dennis L. Carr...................................................          20,003          86,070         *
Edward L. Zeman..................................................          11,000          29,722         *
David F. Babbel..................................................              --              --         *
Dudley J. Godfrey, Jr............................................          35,843          10,000         *
Michael F. Holland...............................................          10,000              --         *
Mark V. Kaminski.................................................           2,000              --         *
Edward D. Powers.................................................          55,985          10,000         *
Colin F. Raymond.................................................              --              --         *
Irwin T. Vanderhoof..............................................           8,622          10,000         *
John Franco......................................................         240,657              --           1.01%
All Directors and executive officers as a group (17 persons).....         680,326       1,152,818           7.61%

------------------------

FOOTNOTES

(1) All shares of the Common Stock are held directly with the following exceptions: 32,285 shares held by Mr. Ruby are indirectly owned through Woodstone Ventures, LLC, a limited liability company the members of which are Mr. Ruby's two daughters; and 92,000 shares are indirectly held through Ruby Ventures, L.P., a limited partnership, of which Mr. Ruby's wife and two daughters are the limited partners, and Mr. Ruby is the general partner with sole investment control and voting power over such shares.

(2) Represents the number of shares that could be acquired upon the exercise of options that are exercisable within 60 days after the Record Date under the Company's Stock Option Plan and Equity Incentive Plan.

(3) Based on the number of shares outstanding at, or acquirable within 60 days of, the Record Date.

(4) Includes 3,656 equivalent shares invested in the Company's unitized stock fund under the ARM Financial Group, Inc. Savings Plan.

* Represents ownership of less than 1% of the Company's outstanding Common Stock on the Record Date.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information concerning each person or group of persons known to the Company as of the Record Date to be the beneficial owner of more than 5% of the Company's Common Stock.

                                                                        AMOUNT AND NATURE       PERCENT OF
                                                                          OF BENEFICIAL           SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                     OWNERSHIP (#)(*)     OUTSTANDING (%)
----------------------------------------------------------------------  ------------------  -------------------
Firstar Corporation...................................................        1,443,400               6.10%
Firstar Investment Research & Management Company, LLC
  777 E. Wisconsin Avenue
  Milwaukee, Wisconsin 53202

------------------------

FOOTNOTE

(*) Stock ownership information is based upon information set forth in Schedule
    13G, as amended, filed with the SEC in which Firstar Corporation reported that as of December 31, 1998, it had sole voting and dispositive power over 259,985 shares, shared voting power over 1,182,390 shares, and shared dispositive power over 1,183,415 of the shares. These shares are also reported as beneficially owned by Firstar Investment Research & Management Company, LLC, a registered investment adviser, of which Firstar Corporation is the parent holding company.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    In May 1998, the Company completed a public offering of approximately 12.4 million shares of its Common Stock (the "Secondary Offering") held by the Morgan Stanley Stockholders. Prior to the completion of the Secondary Offering, the Morgan Stanley Stockholders owned approximately 53% of the Company's equity securities. In 1998, MS&Co. served as lead underwriter of the Secondary Offering for which it received underwriting fees of $4,667,000. MS&Co. also served as lead underwriter of the Company's public offering of its Preferred Stock in July 1998 for which MS&Co. received underwriting fees of $407,000. In addition, MS&Co. has performed financial advisory services for the Company in the past in connection with specific transactions and may do so in the future. The Company paid MS&Co. approximately $15,042 in 1998 for these and other miscellaneous services.

    From time to time, in the ordinary course of business, certain of the Company's subsidiaries have purchased, and may in the future purchase, securities in public offerings where MS&Co. was the sole, lead or co-manager or underwriter. Based on transactions of similar size and nature, the Company believes that the fees received by MS&Co. were no less favorable to the Company than would be available from unaffiliated third parties.

    During a portion of 1998, Alan E. Goldberg, Robert H. Niehaus and Frank V. Sica served as Directors of the Company. Messrs. Goldberg and Niehaus are Managing Directors of MS&Co. which controls the Morgan Stanley Stockholders, and Mr. Sica was a Managing Director of MS&Co. from 1988 to 1998. Mr. Sica resigned as a Director of the Company in February 1998, and Messrs. Goldberg and Niehaus resigned from the Board following completion of the Secondary Offering. Mr. Raymond, a Vice President of MS&Co., remains a Director of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act, requires the Company's Directors and executive officers and persons who own greater than 10% of a registered class of the Company's securities, to file reports of holdings and transactions in the Company's securities with the SEC and the NYSE. Based on Company records and other information, the Company believes that during 1998 all SEC filing requirements applicable to its Directors and executive officers and greater than 10% stockholders were met, except that a Form 4 covering a single transaction for Dennis L. Carr was inadvertently filed late. Upon discovery, this oversight was promptly corrected.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    As recommended by the Audit Committee, the Board of Directors appointed Ernst & Young LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1998. Ernst & Young LLP has served continuously since 1993 as independent auditors for the Company. Representatives of the firm will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management did not know of any other matters to be brought before the Meeting other than those described in this Proxy Statement. If any matters properly come before the Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, the persons appointed as proxies will vote thereon in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be included in next year's proxy materials for presentation at the 2000 annual meeting of the stockholders must be submitted in writing to the Secretary of the Company at 515 West Market Street, Louisville, Kentucky 40202, no later than December 2, 1999. In addition, the Company's By-laws provide that any stockholder wishing to nominate a candidate for Director or propose other business at the annual meeting must give the Company written notice not less than 60 days nor more than 90 days prior to the anniversary date of the previous year's annual meeting, and the notice must give certain other information as described in the By-laws. Copies of the By-laws are available to stockholders free of charge upon request to the Company's Secretary.

                              FINANCIAL STATEMENTS

    The Company's 1998 Annual Report to Stockholders, containing financial statements for the Company and its consolidated subsidiaries is included with these proxy materials. If you would like more detailed information about the Company, you may obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC, by writing to Investor Relations, ARM Financial Group, Inc., 515 West Market Street, Louisville, Kentucky 40202.

                                       By Order of the Board of Directors,

                                                  [SIGNATURE]

                                       Patricia L. Tackett
                                       SECRETARY

Louisville, Kentucky
March 30, 1999

-------------------------------------------------------------------------------

PROXY                                                                     PROXY

                           ARM FINANCIAL GROUP, INC.
                            515 WEST MARKET STREET
                        LOUISVILLE, KENTUCKY 40202-3319

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ARM FINANCIAL GROUP, INC. ANNUAL MEETING OF THE
                         STOCKHOLDERS ON MAY 14, 1999

   The undersigned hereby appoints John R. McGeeney, Peter S. Resnik and Edward L. Zeman, and each of them, with full power of substitution, as proxies to vote, in the manner designated on the reverse side of this form, all shares which the undersigned would be entitled to vote if personally present at the ARM Financial Group, Inc. Annual Meeting of the Stockholders to be held in the Grand Ballroom of the Hyatt Regency Hotel, located at 320 West Jefferson Street, Louisville, Kentucky, on May 14, 1999, beginning at 9:00 a.m. local time, and at any meeting following adjournment thereof, upon the following proposal and such other matters as may properly come before the meeting.

ELECTION OF DIRECTORS: Nominees for Director are Edward D. Powers, Colin F. Raymond and Martin H. Ruby



            (CONTINUED AND TO BE VOTED AND SIGNED ON THE REVERSE SIDE.)

-------------------------------------------------------------------------------
                          -  FOLD AND DETACH HERE  -

                                                       Please mark
                                                       your vote as     /X/
                                                       indicated in
                                                       this example

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.
                                                      FOR           WITHHELD
ELECTION OF DIRECTORS:                                / /             / /

FOR, except vote withheld from the following nominee(s):


-------------------------------------------------------------------------------
Nominees for Director: Edward D. Powers, Colin F. Raymond and Martin H. Ruby

Dated                         , 1999
     -------------------------

------------------------------------

------------------------------------


IMPORTANT: Please sign exactly as name(s) appears on this proxy card. If shares are held jointly or by two or more persons, each stockholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized persons.

NOTE: Please date, sign and promptly return this proxy in the enclosed envelope. No postage is required for mailing in the United States.
-------------------------------------------------------------------------------
                          -  FOLD AND DETACH HERE  -

                          ARM FINANCIAL GROUP, INC.
                            515 West Market Street
                         Louisville, Kentucky 40202-3319

                      CONFIDENTIAL VOTING INSTRUCTION CARD
                     ARM FINANCIAL GROUP, INC. SAVINGS PLAN

         INSTRUCTIONS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY
                       FOR THE ARM FINANCIAL GROUP, INC.
              ANNUAL MEETING OF THE STOCKHOLDERS ON MAY 14, 1999

     The undersigned hereby instructs Fidelity Management Trust Company, the Trustee of the ARM Financial Group, Inc. Savings Plan, to vote, in the manner designated on the reverse side of this card, all share equivalents credited to the account of the undersigned under the Savings Plan, at the ARM Financial Group, Inc. Annual Meeting of the Stockholders to be held in the Grand Ballroom of the Hyatt Regency Hotel, located at 320 West Jefferson Street, Louisville, Kentucky, on May 14, 1999, beginning at 9:00 a.m. local time, and at any meeting following adjournment thereof, upon the following proposal, and in its discretion, or such other matters as may properly come before the meeting.

ELECTION OF DIRECTORS: Nominees for Director are Edward D. Powers, Colin F. Raymond and Martin H. Ruby


         (CONTINUED AND TO BE VOTED AND SIGNED ON THE REVERSE SIDE.)
                            FOLD AND DETACH HERE

Please mark your vote as
indicated in this example     /X/

THESE INSTRUCTIONS WHEN PROPERLY EXECUTED WILL BE VOTED BY THE TRUSTEE IN THE MANNER DIRECTED HEREON BY THE UNDERSIGNED. IF THESE INSTRUCTIONS ARE NOT RECEIVED BY THE TRUSTEE BEFORE MAY 10, 1999, THE INTEREST ATTRIBUTABLE TO THE UNDERSIGNED UNDER THE SAVINGS PLAN WILL NOT BE VOTED. YOUR INSTRUCTIONS TO THE TRUSTEE WILL BE TABULATED CONFIDENTIALLY, AND WILL NOT BE DIVULGED OR REVEALED TO ANYONE AT ARM FINANCIAL GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

ELECTION OF DIRECTORS:                           FOR           WITHHELD
                                                 / /              / /

FOR, except vote withheld from the following nominee(s):

________________________________________________
Nominees for Director: Edward D. Powers, Colin F. Raymond and Martin H. Ruby

DATED: ________________________, 1999

_____________________________________

_____________________________________
IMPORTANT: Please sign exactly as name(s) appears on this voting instruction card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

NOTE: Please date, sign and promptly return this card in the enclosed envelope. No postage is required for mailing in the United States.


------------------------------------------------------------------------------
                         FOLD AND DETACH HERE